Exhibit 10.1

This Amendment to Employment Agreement

made and entered into this 29th day of June, 2006, by and between CARDINAL FINANCIAL CORPORATION, a Virginia corporation (“Cardinal”) and JOHN W. FISHER (“Fisher”).

WHEREAS, Cardinal and Fisher entered into an Employment Agreement dated June 8, 2005 (“Employment Agreement”); and,

WHEREAS, the parties hereto desire to amend the Employment Agreement as more particularly set forth herein.

NOW, THEREFORE, this Amendment to Employment Agreement

W I T N E S S E T H

that for and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is each party hereby acknowledges, the parties hereto agree as follows:

1.                                       The Term of the Employment Agreement shall end on September 30, 2006, unless sooner terminated under the terms of the Employment Agreement. There shall be no further extension of the Term of the Employment Agreement except upon the mutual agreement of the parties hereto.

2.                                       The period of Fisher’s exclusive service to Cardinal, as set forth in section 3 of the Employment Agreement, shall continue until September 30, 2006.  During the period of exclusive service, in addition to his usual and customary duties, Fisher shall contact existing and potential Customers of Cardinal, including the Customers of Wilson/Bennett Capital Management, Inc., Cardinal Bank and Cardinal Trust & Investments, and arrange meetings with such Customers to assist Cardinal in the retention, reacquisition or transfer of such customers upon the termination of Fisher’s exclusive service. If any Customer declines to meet with Fisher and other Cardinal personnel, Fisher shall use his best efforts to otherwise assist Cardinal in the retention, reacquisition or transfer of such Customer, notwithstanding the refusal of such Customer to meet. Any Customer meeting shall take place where and when the Customer may reasonably require. It is anticipated that during the remaining period of Fisher’s exclusive service at least twelve meetings will require Fisher’s presence in person with the customer and with other Cardinal personnel, provided the Customer agrees. Fisher shall also assist in the training of Cardinal personnel in preparation for the termination of Fisher’s exclusive service, and shall provide advice and direction to such personnel in connection with the services which Wilson/Bennett Capital Management, Inc. shall provide. Fisher shall contact wrap account sponsors which contract with Wilson/Bennett Capital Management, Inc. for sub-advisory services and provide introductions to such sponsors of Cardinal personnel who will be responsible for such accounts. In addition, Fisher shall use his best efforts to provide introductions of Cardinal personnel to companies which are potential wrap-account sponsors. Fisher shall contact other existing and potential Customers of Cardinal, including the Customers of Wilson/Bennett Capital Management, Inc., Cardinal Bank and Cardinal Trust & Investments to advise them of his termination of exclusive service and the transition to other Cardinal personnel and to assist Cardinal in the retention, reacquisition or transfer of such customers. Such contacts may be made by telephone, mail or electronic communications, as may be most appropriate for the particular customer. During the remaining period of exclusive service, subject to the requirements of customers as stated above, Fisher may operate from whatever location he chooses, provided that from such location he can reasonably perform the services required under this Agreement.

3.                                       Upon the termination of the period of Fisher’s exclusive service to Cardinal, Cardinal shall pay to Fisher each month for 12 months one-twelfth of Fisher’s annual salary, and Fisher’s accrued salary through September 30, 2006, to the extent not theretofore paid. The parties agree (i) that Cardinal shall not be required to make any other or further payments to Fisher; (ii) that during such 12 month period ending September 30, 2007, Fisher shall be expressly subject to all the covenants and agreements contained in section 11 of the Employment Agreement notwithstanding any requirement of other or further payments to Fisher pursuant thereto; and (iii) that such payments shall fully compensate Fisher for both the covenants and agreements contained in section 11 of the Employment Agreement and the aid, assistance and consultation which Cardinal may require pursuant to section 4 of this Amendment to Employment Agreement.

4.                                       Upon the termination of the period of Fisher’s exclusive service to Cardinal, and continuing until April 30, 2007, Cardinal may, at its option, require Fisher to provide such reasonable aid, assistance and consultation as Cardinal may request to assist Cardinal in the retention, reacquisition or transfer of the Customers of Cardinal, including the Customers of Wilson/Bennett Capital Management, Inc., Cardinal Bank and Cardinal Trust & Investments. Cardinal may exercise such option by written notice to Fisher on or before September 15, 2006. Fisher’s aid, assistance and consultation shall include, but not be limited to, direct personal contact with the Customers, by telephone and in person as reasonably required. During such period, Fisher shall also provide reasonable assistance to Cardinal in the transition of his responsibilities and the selection and training of employees. Such aid, assistance and consultation will not require the full-time services of Fisher and may be provided by telephone, mail or electronic communications. Fisher will devote sufficient time, skill, labor, and attention to such aid, assistance and consultation to meet the reasonable requirements of Cardinal; provided, that it is understood that the aid, assistance and consultation hereunder are reasonably anticipated to require no more than two days per week of Fisher’s time and attention, on average over the period of such consultation. During such period of aid, assistance and consultation, Fisher may operate from whatever location he chooses, provided that from such location he can reasonably perform the aid, assistance and consultation contemplated under this section. It is anticipated that the majority of such aid, assistance and consultation will be provided via telephone and electronic communication. Any customer contacts may be made by telephone, mail or electronic communications, as may be most appropriate for the particular customer.

5.                                       Upon the termination of the period of Fisher’s exclusive service to Cardinal, Fisher shall resign as the President and Chief Executive Officer of Wilson/Bennett Capital Management, Inc. During the period of consultation, if any, under section 4 of this Amendment to Employment Agreement, Fisher shall furnish services as a consultant and an independent contractor to Cardinal and not as an employee, officer or director of Cardinal or any of its subsidiaries or affiliates. Fisher shall have no power or authority to act for, represent or bind Cardinal in any matter.

6.                                       Effective September 30, 2006, Fisher hereby resigns as a director of Cardinal Financial Corporation, Cardinal Bank, Cardinal Wealth Services, Inc., and Wilson/Bennett Capital Management, Inc. Fisher shall retain any vested right which he may have to compensation due to him as a part of any deferred compensation or retirement plan which Cardinal has offered to Fisher prior to the date of termination of the period of Fisher’s exclusive service to Cardinal, whether relating to Fisher’s compensation under the Employment Agreement or as a director of Cardinal or any of its subsidiaries or affiliates. Fisher shall also be entitled to indemnification on the same basis as any other current or former officer or director pursuant to any indemnification plan in effect for the directors and officers of Cardinal or its affiliates; provided, that Fisher shall not be entitled to indemnification for claims by Cardinal under the Employment Agreement, as amended, which arise after the date hereof.

7.                                       Fisher shall continue to receive the Cash Compensation provided in the Employment Agreement through the remaining Term of the Employment Agreement. Fisher shall not receive any bonus payment pursuant to section 4(b) of the Employment Agreement after May 31, 2006. Any bonus payment that may become due to Fisher for the period from January 1, 2006 to May 31, 2006, in calendar year 2006 shall be annualized as provided in section 4(b) of the Employment Agreement. Fisher understands and acknowledges that Cardinal may elect, in its sole discretion, to transfer the assets, accounts or Customers of Wilson/Bennett Capital Management, Inc. during the Term of the Employment Agreement and that Fisher shall have not claim or right to compensation for income or receipts derived from such assets, accounts and Customers after the transfer thereof, nor shall Employee have any claim or right to any proceeds arising from such transfer which may become due to Cardinal.

8.                                       For a period until April 30, 2007, in the event that Fisher desires to sell any shares of Cardinal common stock in excess of the number of shares permitted to be sold in the marketplace pursuant to Rule 144 of the Securities and Exchange Commission, Fisher shall promptly send written notice thereof to the Chief Executive Officer specifying the number of shares he desires to sell. Such written notice shall constitute an offer to sell that number of shares at a price equal to the higher closing market price of Cardinal common stock for the date upon which such notice is given and the following trading day. For a period of two (2) business days from its receipt of such written notice, Cardinal shall have the right to elect to purchase all or any part of the offered shares. Settlement shall be immediately in cash. The parties acknowledge and agree that terms of this section 8 shall not constitute a restriction upon securities imposed thereon by the issuer thereof; rather the provisions of this section 8 shall be a contract between the parties, subject to normal contract remedies in the event of default. Nothing in this Amendment to Employment Agreement shall release or diminish Cardinal’s obligations under the Registration Rights Agreement between Cardinal, Fisher and James B. Moloney dated May 31, 2005.

9.                                       Fisher agrees that he will not make any derogatory statement with regard to the performance, character, or reputation of Cardinal or its personnel, or assert that any employee has acted unlawfully or improperly with respect to him regarding his employment. Fisher further agrees that he will neither offer nor provide voluntary assistance to any individual or entity having a claim against Cardinal or its former or current employees, either through the furnishing of information, documentation or testimony, except as may be required by law.

10.                                 Cardinal agrees that it will not make derogatory statements with regard to the performance, character, or reputation of Fisher. It further agrees that it will not put any derogatory statements in his personnel file.

11.                                 The parties hereto acknowledge that Fisher’s employment with the Company will end upon the conclusion of the Term of the Employment Agreement, as amended, and will not be resumed again except upon the mutual agreement of the parties. Such termination shall be deemed to be a resignation of Fisher without Good Reason. Upon the termination of Fisher’s employment with the Company, the obligations of Cardinal and of Fisher upon such termination, as more particularly set forth in sections 10 and 11 of the Employment Agreement, shall remain in full force and effect, provided that the duration of the non-competition obligations contained in section 11(c) and the compensation paid therefor not be greater than twelve (12) months from the conclusion of the Term.

12.                                 In consideration of the payments described above and the mutual releases contained herein, Fisher knowingly, willingly, and voluntarily releases and waives all liabilities, claims, demands, rights of action or causes of action (hereinafter “rights and claims”) Fisher had, has or may have against Cardinal, each and all of its subsidiaries and affiliates, and each and all of the present or former employees, officers, agents, directors, shareholders, investors, attorneys, affiliates, and assigns of Cardinal or any of its subsidiaries and affiliates (“Released Parties”), including but not limited to any claims or demands based upon or relating to Fisher’s employment with Cardinal, and any other events occurring prior to, and including, the date of this Amendment to Employment Agreement. This release covers both claims that Fisher knows about and those Fisher may not know about; however, it does not apply to actions to enforce the terms of the Employment Agreement, as hereby amended, that arise after the date hereof, or to enforce the terms of the Registration Rights Agreement.

Fisher agrees that he is not entitled to receive, and will not claim, any right, benefit or compensation other than what is set forth in the Employment Agreement, as hereby amended, and expressly waives any claim to compensation, benefit or payment which is not expressly referenced in this Amendment to Employment Agreement.

13.                                 In consideration of Fisher’s promises herein and the mutual releases contained herein, Cardinal knowingly, willingly, and voluntarily releases and waives all liabilities, claims, demands, rights of action or causes of action (hereinafter “rights and claims”) Cardinal had, has or may have against Fisher, including but not limited to any claims or demands based upon or relating to Fisher’s employment with Cardinal, and any other events occurring prior to, and including, the date of this Amendment to Employment Agreement. This release covers both claims that Cardinal knows about and those Cardinal may not know about; however, it does not apply to actions to enforce the terms of the Employment Agreement, as hereby amended, that arise after the date hereof.

Cardinal agrees that it is not entitled to receive, and will not claim, any right, benefit or payment other than what is set forth in the Employment Agreement, as hereby amended, and expressly waives any claim to benefit or payment which is not expressly referenced in this Amendment to Employment Agreement.

14.                                 Fisher promises never to file a lawsuit asserting any claims that Fisher has released herein and Cardinal promises never to file a lawsuit asserting any claims that Cardinal has released herein. The mutual releases contained herein are independent covenants which are not otherwise dependent upon the performance of the other promises and obligations contained herein.

15.                                 All capitalized terms herein shall have the same meaning and effect as in the Employment Agreement.

16.                                 Except as expressly amended and modified herein, all other provisions of the Employment Agreement shall remain in full force and effect.

17.                                 This Amendment to Employment Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

18.                                 This Amendment to Employment Agreement shall be binding upon Cardinal, its subsidiaries and affiliates, Fisher and the heirs, successors and assigns of the parties hereto. Cardinal agrees that it shall direct the officers, directors and employees of its subsidiaries and affiliates to comply with this Amendment to Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed This Amendment to Employment Agreement on the date and year first above written.

Cardinal:

CARDINAL FINANCIAL CORPORATION

By:	/s/ Kim C. Liddell
Its Authorized Officer

Fisher:

	/s/ John W. Fisher	(Seal)
John W. Fisher